EXHIBIT 99.2

ROWAN COMPANIES, INC.
OFFSHORE RIG UTILIZATION
MAY 2005

Rig Type	Units *	Utilization

Gorilla/Super Gorilla jack-ups	7	94%
Tarzan Class jack-up	1	100%
350' jack-ups	10	99%
300' jack-ups	3	100%
250' jack-ups	3	100%
Jack-ups	24	98%
Semi-submersible	1	100%
Offshore	25	98%
Gulf of Mexico	23	99%

* Number of units at May 31, 2005

Note: Only revenue-producing days are used in computing rig utilization. The revenue related to Gorilla VII (located in the North Sea) is being recognized upon collection.